                                                Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-112274


            Addendum to Prospectus Supplement Dated February 27, 2004

                                                             Dated: May 25, 2004

                                 STATE OF ISRAEL
                                 $2,350,000,000
                               THIRD JUBILEE ISSUE
                            DOLLAR BONDS (FIXED RATE)
                           ---------------------------

The interest rate of each State of Israel Third Jubilee Issue Dollar Bond to be sold during the Sales Period commencing on June 1, 2004 and terminating on June 30, 2004 is:

     Series A (Five Years): 4.65%                Series B (Ten Years): 5.65%

To ensure purchase of a Bond at such interest rate, the purchase price and all supporting documentation must be received by Development Corporation for Israel by June 23, 2004.

Due to the May 2004 holiday schedule, the interest rates for June 2004 are being announced on Tuesday, May 25, 2004, four business days before the first day of June. Commencing with the July 2004 interest rates, the announcement day for the next month's interest rates will revert to two business days prior to the first day of each month.